EXHIBIT 99.1

Centerline Holding Company Announces Stephen Ross and Jeff Blau
Resign from its Board of Trustees

NEW YORK, NY – June 4, 2009 – Centerline Holding Company (OTC: CLNH) (“Centerline” or the “Company”), the parent company of Centerline Capital Group, a provider of real estate financial and asset management services, today confirmed that Stephen Ross, Non Executive Chairman of the Board of Centerline and Chairman and CEO of Related Companies (“Related”), and Jeff Blau, a Centerline Managing Trustee and President of Related, have resigned their respective Centerline board positions effective immediately.

As stated in a 13D filing with the Securities and Exchange Commission (“SEC”) filed by Related Special Assets LLC, an affiliate of Related: Messrs. Ross and Blau have resigned as Managing Trustees of the Issuer [Centerline Holding Company], effective June 3, 2009, because they or companies with which they are affiliated intend to explore potential transactions in the financial services industry involving other companies that could be competitive with the Issuer and /or involve the Issuer, including an extraordinary transaction with the Issuer, whether by acquisition of all or some of the Issuer’s assets and /or liabilities or otherwise.

Mr. Ross’s and Mr. Blau’s resignations from Centerline’s board address certain potential conflicts of interest should Related choose to explore transactions in the financial services industry that may, or may not, involve Centerline. Related has made no statements nor has it indicated to the Company whether it intends to carry out any such transaction. Related remains the largest Centerline shareholder and a significant client of the Company’s services.

Prior to Related’s 13D filing, Centerline had retained a financial advisory firm to assist it in evaluating opportunities to strengthen the Company’s financial position and attract new capital. “As stated in our most recent 10Q filing, we are a cash-flow-positive company,” said Marc D. Schnitzer, CEO and President of Centerline Capital Group. “We continue to de-lever our balance sheet and seek opportunities to grow our business.”
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About Centerline Capital Group
Centerline Capital Group, a subsidiary of Centerline Holding Company (OTC: CLNH), provides real estate financial and asset management services, including institutional debt and equity fund management, mortgage banking and primary and special loan servicing. As of March 31, 2009, Centerline had more than $14.3 billion of assets under management. Centerline is headquartered in New York, New York and has eight offices throughout the United States. For more information, please visit Centerline's website at http://www.centerline.com or contact Elizabeth Haukaas at 212.521.6453.

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Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Other risks and uncertainties are detailed in Centerline Holding Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; risks related to the form and structure of our financing arrangements; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss from direct and indirect investments in commercial mortgage-backed securities ("CMBS") and collateralized debt obligations ("CDOs") and mortgage revenue bonds; risk of loss under mortgage banking loss sharing agreements; risks associated with providing credit intermediation; and risks associated with enforcement by our creditors of any rights or remedies which they may possess. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.